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                                                                  EXHIBIT 10.1.2

                           TWENTY-FIRST AMENDMENT TO
                    NATIONAL CONVENIENCE STORES INCORPORATED
                         PROFIT SHARING PLAN AND TRUST
                            AS AMENDED AND RESTATED

                              W I T N E S S E T H

         National Convenience Stores Incorporated ("Company") and Cullen Center Bank and Trust ("Trustee") entered into the Profit Sharing Plan and Trust Agreements, effective July 1, 1968, creating the National Convenience Stores Incorporated Profit Sharing Plan and Separate Trust Agreement. The Plan and Trust have been amended twenty (20) times with the Fourth Amendment consolidating the Profit Sharing Plan and Trust Agreement, with the effective date of the First and Second Amendments being July 1, 1968, the effective date of the Third and Fourth and Fifth Amendments being July 1, 1976, the effective date of the Sixth Amendment being July 1, 1977, the effective date of the Seventh Amendment being July 1, 1978, the effective date of the Eighth and Ninth Amendments being July 1, 1981, the effective date of the Tenth Amendment being July 1, 1982, the effective date of the Eleventh Amendment, substituting Texas Commerce Bank as Trustee, being January 1, 1985, the effective date of the Twelfth Amendment being January 1, 1985, the effective date of Thirteenth Amendment being January 1, 1985, the effective date of the Fourteenth Amendment being July 1, 1985, the effective date of the Fifteenth Amendment being July 1, 1986, the effective date of the Sixteenth Amendment being July 1, 1987, the effective date of the Seventeenth Amendment being generally July 1, 1987, and the effective date of the Eighteenth Amendment being September 30, 1991, the effective date of the Nineteenth Amendment being July 1, 1993, and the general effective date of the Twentieth Amendment and Restatement (the "Plan and Trust") being July 1, 1989. Article XVI, Section 16.1 of the Plan and Trust permits the Company to amend the Plan and Trust. Effective as if the amendments made below were originally included in the Twentieth Amendment and Restatement, the Plan and Trust is hereby amended as follows:

                 1. Section 1.3 is amended by adding at the end thereof the following new paragraph:

                          For the purpose of determining the Actual
                 Contribution Percentage of a Highly Compensated Eligible Employee who is either a 5% owner or one of the ten (10) Highly Compensated Eligible Employees paid the greatest amount of compensation (as defined under Code Section 415) during the Plan Year, and is thereby subject to the family aggregation rules of Code Section
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                 414(q)(6), the Actual  Contribution Percentage for the
                 family group (which is treated as one Highly Compensated Eligible Employee) is the Actual Contribution Percentage determined by combining the contributions and compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all Family Members are disregarded in determining the Actual Contribution Percentages for the groups of Highly Compensated Eligible Employees and Non-Highly Eligible Compensated Employees.


                 2. Section 1.15 is amended by deleting the second to last sentence therein and adding the following paragraph at the end thereof:

                          In addition to other applicable limitations set forth
                 in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                          For Plan Years beginning on or after January 1, 1994,
                 any reference in this Plan to the limitations under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                          If compensation for any prior determination period is
                 taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.





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                 3.       Section 1.47 is amended by inserting after the term "
         'Trustee' means" the following:

                          Merrill Lynch Trust Company of Texas.

                 4. Section 3.5 is amended by inserting at the end thereof the following paragraph:

                          The amount of Excess Contribution to be
                 recharacterized under Section 3.5(2) above or distributed under 3.5(1) above with respect to a Highly Compensated Eligible Employee for a Plan Year, shall be reduced by any Excess Deferral Contribution previously distributed to such Employee under Section 3.7 below for the taxable year ending with or within the Plan Year.

                 5.       Section 3.6 is amended -

                 a) by adding after the end of the first sentence therein the following new paragraph, with the second sentence therein to thereafter begin as a new paragraph:

                                  For this purpose, an eligible employee is any
                          employee who is directly or indirectly eligible to receive an allocation of matching contributions or to make employee contributions and includes: an employee who would be a plan participant but for the failure to make required contributions; an employee whose right to make employee con-tributions or to receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an employee who cannot make an employee contribution or receive a matching contribution because section 415(c)(1) or section 415(e) prevents the employee from receiving additional annual additions. In the case of an eligible employee who makes no employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero. For a plan year, contributions will be taken into account as follows: An employee contribution is to be taken into account if it is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year. An excess contribution to a cash or deferred arrangement that is recharacterized (but only if such recharacterization is properly provided for under
                          Section 3.3(2) above) is to be taken into account in the plan year in which the contribution would have been received in cash by the employee had the





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                          employee not elected to defer the amounts.  A
                          matching contribution taken into account for a plan year only if it is (1) made on account of the employee's elective or employee contributions for the plan year, (2) allocated to the employee's account as of a date within that year, and (3) paid to the trust by the end of the 12th month following the close of that year. Qualified matching contributions which are used to meet the requirements of Code Section 401(k)(3)(A) are not to be taken into account for purposes of the ACP test of Code Section 401(m). For purposes of determining whether a plan satisfies the actual contribution percentage test of Code Section 401(m), all employee and matching contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Section 401(a)(4) and 410(b) as though they were a single plan.

                 b)       by adding at the end thereof the following paragraph:

                                  The distribution (or forfeiture, if
                          applicable) of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions includes income for the plan year for which the excess aggregate contributions were made and may include income for the period between the end of the plan year and the date of distribution (or forfeiture). The manner in which income allocable to excess aggregate contributions is to be calculated shall be made in accordance with Treas. Reg. Section 1.401(m)-1(e)(3)(ii).

                 and,

                 c) by deleting the last paragraph therein and substituting therefor the following paragraph:

                                  Restriction on Multiple Use of Alternative
                          Limit.  In addition to the limits prescribed by this
                          Section 3.3 and Section 3.8 of this Article III, in the event the limits in those sections have been both satisfied under the 1.25 or (a) portion limit or otherwise in a manner that would violate Section 401(m)(9)(A) of the Code, the provisions of Section 1.401(m)-2 of the Treasury Regulations shall be applied and complied with in order to satisfy this requirement. This may result in corrective distributions to certain Highly Compensated Eligible Employees. Any corrections or other adjustments made to satisfy this requirement shall be determined by the Committee in accordance with the Treasury Regulations. The corrective distribution shall be first made by reducing the Actual Deferral





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                          Percentage and with respect to all Highly Compensated
                          Eligible Employees.

                 6. Section 7.10 shall be amended by adding at the end thereof the following paragraph:

                          Notwithstanding the preceding provisions of Section
                 7.10(b), in the event of the complete termination of the Plan, amounts of Accounts and benefits under this Plan due to be distributed to missing Participants or Beneficiaries shall be preserved and protected outside the Plan by purchase of an annuity or other acceptable method including the establishment of an individual retirement account or other bank or financial institution interest bearing or fixed income account in the name of or for the benefit of such missing Participant or Beneficiary.

                 7. Section 9.8 is amended by adding at the end thereof the following paragraph:

                          If a distribution is one to which Sections 401(a)(11)
                 and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under
                 Section 1.411(a)-11(c) of Treasury Regulations is given, provided that:

                                  (1)      the Committee clearly informs the
                          Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                 8. The Plan and Trust as amended hereby shall be continued.

         IN WITNESS WHEREOF, the Company has caused this Twenty-First Amendment to be executed in its name and on its behalf by the proper officers thereunto duly authorized this 9th day of August 1994.

                                            NATIONAL CONVENIENCE STORES
                                            INCORPORATED
ATTEST:





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                                  By _________________________________
_____________________________        V. H. Van Horn, President
A. J. Gallerano, Secretary



         The foregoing Twenty-First Amendment of the National Convenience Stores Incorporated Profit Sharing Plan and Trust is hereby accepted and agreed to by:


                                  Merrill Lynch Trust Company of Texas




______________________, 1994      By:_________________________________
                                                  , Vice President
                                           and Trust Officer





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